Exhibit 10

FIRST AMENDMENT TO AMENDED AND RESTATED
SEVEN-YEAR TERM LOAN AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED SEVEN-YEAR TERM LOAN AGREEMENT (this “Amendment”) dated as of June 8, 2015, by and among HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Highwoods Realty”), HIGHWOODS PROPERTIES, INC., a Maryland corporation (“Highwoods Properties”; Highwoods Realty and Highwoods Properties, each, a “Borrower,” together, the “Borrowers”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Seven-Year Term Loan Agreement dated as of November 12, 2013 (as amended in effect immediately prior to the date hereof, the “Term Loan Agreement”); and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to amend certain provisions of the Term Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Term Loan Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto agree that the Term Loan Agreement is amended as follows:

(a)    By restating the definitions of “Applicable Rate”, “Credit Rating” and “Fee Letter” in Section 1.01 thereof as follows:

“Applicable Rate” means, for any day, subject to adjustment as provided in the penultimate paragraph of this definition, the rate per annum set forth below opposite the applicable Credit Rating then in effect:

Pricing Level	Credit Rating	Applicable Rate
I	BBB+/ Baa1 or higher	0.975%
II	BBB/ Baa2	1.10%
III	BBB-/ Baa3	1.35%
IV	Lower than BBB-/Baa3 or not rated	1.75%

The Applicable Rate shall be adjusted as of the first day of the first calendar month immediately following any change in the Credit Rating. As of the First Amendment Effective Date, the Applicable Rate is determined based on Pricing Level II. The Principal Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Credit Rating.

“Credit Rating” means the higher of the publicly announced ratings from Moody’s and S&P or one of their respective successors or assigns for the senior unsecured long term debt rating of Highwoods Realty (or if Moody’s or S&P does not publicly announce ratings for Highwoods Realty, then of the Principal Borrower); provided that if the Credit Ratings from S&P and Moody’s are two or more Pricing Levels (as such term is referenced in the grid in the definition of Applicable Rate) apart, then the Applicable Rate shall be based on the Pricing Level that is one level below the Pricing Level that would have resulted from the higher of the two Credit Ratings.

“Fee Letter” means collectively (a) that certain fee letter dated as of November 21, 2011, by and among the Borrowers, the Administrative Agent, the Syndication Agent and the Arrangers, (b) that certain Fee Letter dated May 14, 2015 by and among the Borrowers, the Administrative Agent, and the other parties thereto and

(c) any other letter executed and delivered by Borrowers, Administrative Agent and other parties designated as a fee letter in connection herewith.

(b)    By adding the definition of “First Amendment Effective Date” in the appropriate alphabetical order in Section 1.01 thereof as follows:

“First Amendment Effective Date” means June 8, 2015.

(c)    By adding the following new sentence at the end of the definition of “Eurodollar Rate” in Section 1.01 thereof as follows:

If the Eurodollar Rate determined as provided above would be less than zero, then the Eurodollar Rate shall be deemed to be zero.

(d)    By restating Section 2.03 thereof in its entirety to read as follows:

2.03    Prepayments. Subject to Section 3.05, the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(e)    By restating Section 2.11(a) thereof in its entirety to read as follows:

(a)Maturity Date. Subject to the provisions of clause (b) of this Section 2.11, the Borrowers shall, on June 8, 2020 (the “Maturity Date”), cause the Obligations (including, without limitation, all outstanding principal and interest on the Loans and all fees, costs and expenses due and owing under the Loan Documents) to be paid in full.

(f)    By restating the reference to “$300,000,000” in Section 2.12 thereof to be a reference to “$500,000,000”.

(g)    By replacing Schedule 2.01 thereof with Schedule 2.01 attached hereto.

Section 2. Additional Loans. Pursuant to Section 2.12 of the Term Loan Agreement, upon the effectiveness of this Amendment, each Lender severally and not jointly agrees to make a Loan to the Borrowers in the principal amount equal to the “Additional Loan Amount” set forth for such Lender on Schedule 2.01 attached hereto (each a “New Loan”). Each applicable Lender shall deposit an amount equal to the New Loan to be made by such Lender to the Borrowers with the Administrative Agent at the Administrative Agent’s Office, in immediately available funds not later than 10:00 a.m. on the anticipated effective date of this Amendment. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrowers in the account specified in writing by the Borrowers to the Administrative Agent, not later than 1:00 p.m. on the effective date of this Amendment, the proceeds of such amounts received by the Administrative Agent. Once repaid, the principal amount of a New Loan may not be reborrowed.

Section 3. Conditions Precedent. The effectiveness of this Amendment and the obligations of the Lenders making a New Loan hereunder to make such New Loans pursuant to Section 2 hereof are subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by each of the Borrowers, the Administrative Agent and each of the Lenders;

(b)    a Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)    a good standing certificate from the state of organization or formation of each Loan Party and a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying (i) that since the Closing Date, there have been no changes to (x) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party and (ii) as to resolutions or unanimous written consents of the applicable governing body of each Borrower approving the amendments hereunder;

(d)    an opinion of counsel to the Borrowers and the Guarantors, which may be satisfied by an opinion of Borrower’s General Counsel, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent;

(e)    a pro forma compliance certificate of the Borrowers certifying that, after giving effect to this Amendment and the making of the New Loans pursuant to Section 2 hereof, Borrowers are in compliance with covenants set forth in Articles VI and VII of the Term Loan Agreement and attaching evidence of compliance with the financial covenants set forth in Section 7.08 of the Term Loan Agreement;

(f)    all information and document requested by any Lender in connection with Section 10.17 of the Term Loan Agreement; and

(g)    such other documents, instruments (including new or replacement promissory notes if requested by any Lender) and agreements as the Administrative Agent may reasonably request.

Section 4. Representations. Each of the Borrowers represent and warrant to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Borrowers has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment, to borrow the New Loans and to perform its obligations hereunder and under the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrowers and each of this Amendment and the Term Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)    Compliance with Laws, etc. The execution and delivery by the Borrowers of this Amendment, the borrowing of the New Loans and the performance by the Borrowers of this Amendment and the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or other consents, licenses or approvals that have not been obtained, or violate any Applicable Laws relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation or by‑laws or any indenture, agreement or other instrument to which the Borrowers are a party or by which the Borrowers or any of their respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrowers other than Permitted Liens. The Borrowers and each of the Borrowers’ Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)    No Material Adverse Change. Since the Closing Date, there has been no Material Adverse Effect on the business, operating, financial condition, assets or liabilities of the Borrowers and their respective Subsidiaries, taken as a whole, or in the facts and information, taken as a whole, regarding such entities as represented to date.

(e)    Litigation. There exists no action, suit, investigation, or proceeding pending or threatened, in writing, in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

Section 5. Reaffirmation of Representations by each of the Borrowers. Each Borrower hereby repeats and reaffirms all representations and warranties made by such Borrower to the Administrative Agent and the Lenders in the Term Loan Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Certain References. Each reference to the Term Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Term Loan Agreement as amended by this Amendment.

Section 7. Obligations. Each Borrower confirms that all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, are “Obligations” under and as defined in the Term Loan Agreement.

Section 8. Costs and Expenses. The Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Seven-Year Term Loan Agreement to be executed as of the date first above written.

BORROWERS:
HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc.
HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Name:	Jeffrey D. Miller
Title:	Senior Vice President, General Counsel and Secretary

[Highwoods First Amendment to Amended and Restated Seven-Year Term Loan Agreement]

ADMINISTRATIVE AGENT AND THE LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and individually in its capacity as a Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Highwoods First Amendment to Amended and Restated Seven-Year Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Highwoods First Amendment to Amended and Restated Seven-Year Term Loan Agreement]

REGIONS BANK, as a Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Highwoods First Amendment to Amended and Restated Seven-Year Term Loan Agreement]

MUFG UNION BANK, N. A., formerly known as Union Bank, N.A., as a Lender

By:	/s/ Authorized Signatory
Name:
Title:

[Highwoods First Amendment to Amended and Restated Seven-Year Term Loan Agreement]

SCHEDULE 2.01

COMMITMENTS/OUTSTANDING AMOUNTS

Lenders	Outstanding Amount of Loan on Closing Date	Additional Loan Amount
Wells Fargo Bank, National Association	$100,000,000.00	$40,000,000.00
PNC Bank, National Association	$75,000,000.00	$40,000,000.00
MUFG Union Bank, N. A.	$25,000,000.00	$30,000,000.00
Regions Bank	$25,000,000.00	$15,000,000.00
TOTAL	$225,000,000.00	$125,000,000.00